UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 8.01 Other Events

On September 14, 2021, Business Development Corporation of America announced that it had extended its offer (the “Exchange Offer”) to exchange any and all of the $300.0 million in aggregate principal amount of 3.250% Notes due 2026 (144A Notes: CUSIP No. 12325JAH4, ISIN No. US12325JAH41; Regulation S Notes: CUSIP No. U1220AAA4, ISIN No. USU1220AAA44) that the Company issued in a private placement on March 29, 2021 for a like principal amount of notes with identical terms that have been registered under the Securities Act of 1933, as amended. The Exchange Offer will now expire at 5:00 p.m., New York City time, on September 21, 2021, unless further extended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: September 14, 2021	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer